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                    AMENDMENT TO CREDIT AGREEMENT

This is an official amendment to the Credit Agreement dated February 10, 1 988 between
Clement Ziroli and First Mortgage Corporation. The following revisions will be effective as of January 1, 1997.

(1)  This Credit Agreement is extended to December 31,1997.

(2)    Other existing terms and conditions of this credit facility remain unchanged

Accepted and agreed to on this 31st day of December 1996.





Pac Dong                                            Clement Ziroli

First Mortgage Corporation

Executive Vice President

Chief Financial Officer